As filed with the Securities and Exchange Commission on December 20, 1996.

                                 File No.

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                     REGISTRATION STATEMENT UNDER THE
                          SECURITIES ACT OF 1933

                     SYNCOR INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)


        Delaware                                        85-0229124
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                            20001 Prairie Street
                      Chatsworth, California 91311-2185
                  (Address of principal executive offices)

         NON-EMPLOYEE DIRECTOR 1995 STOCK INCENTIVE AWARD AGREEMENTS
                            (Full Title of Plan)

                          Haig S. Bagerdjian, Esq.
                            20001 Prairie Street
                     Chatsworth, California 91311-2185
                               (818) 717-4549
          (Name, address and telephone number of agent for service)


                                 CALCULATION OF REGISTRATION FEE
__________________________________________________________________________________________________
Title of securities   Amount to be       Proposed             Proposed            Amount of
to be registered      registered         maximum offering     maximum             registration fee
                                         price per share (2)  aggregate offering
                                                              price
__________________________________________________________________________________________________
Common Stock,         45,800 shares (1)  $10.00/$8.50         $420,500.00         $127.42
par value $ .05 per
share
__________________________________________________________________________________________________



(1) The 45,800 shares of Common Stock of the Company registered hereby consist of the shares of Common Stock underlying the options granted to non-employee directors of the Company pursuant to certain Non-Employee Director 1995 Stock Incentive Award Agreements.

(2) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated based on an exercise price of $8.50 per share with respect to 25,000 of the options, and an exercise price of $10.00 per share with respect to 20,800 of the options.

                In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                             PART II

Item 3.         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
______

                The following documents filed with the Commission are incorporated in this registration statement by reference:

        (a)     The Annual Report on Form l0-K filed by Syncor
                International Corporation (the "Company") for the fiscal year ended December 31, 1995;

        (b) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended March 31, 1996;

        (c) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended June 30, 1996;

        (d) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended September 30, 1996;

        (e)     The Report on Form 8-K filed by the Company, dated July
                3, 1996; and

        (f) The description of the Company's common stock as set forth in the Registration Statement filed by the Company under Section 12 of the Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.         DESCRIPTION OF SECURITIES
______

                Not applicable.

Item 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL
______

                Not applicable.

Item 6.         INDEMNIFICATION OF OFFICERS AND DIRECTORS
______

                Article VI of the By-Laws of the Company provides for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or
investigative (a "proceeding"), by reason of the fact  that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee
benefit plans.   The Company, however, shall be required to indemnify
a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                Article 10 of the Company's Restated Certificate of Incorporation states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation; (c) unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of Delaware's General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.         EXEMPTION FROM REGISTRATION CLAIMED
______

                Not applicable.

Item 8.         EXHIBITS
______

        4.1     Stock Certificate of Common Stock of the Company filed as
                Exhibit 4.1 to the August 26, 1986 Form 10-K and incorporated herein by reference

        4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference


        4.3(a) Non-Employee Director 1995 Stock Incentive Award Agreement, dated April 29, 1996, between Steven B. Gerber and the Company

        4.3(b) Non-Employee Director 1995 Stock Incentive Award Agreement, dated April 29, 1996, between Gail R. Wilensky and the Company

        4.3(c) Non-Employee Director 1995 Stock Incentive Award Agreement, dated January 24, 1995, between Arnold E. Spangler and the Company, filed as Exhibit 10.17 to the Form 10-K for the year ended December 31, 1995

        4.3(d) Non-Employee Director 1995 Stock Incentive Award Agreement, dated January 24, 1995, between George S. Oki and the Company, filed as Exhibit 10.18 to the Form 10-K for the year ended December 31, 1995

        4.3(e) Non-Employee Director 1995 Stock Incentive Award Agreement, dated January 24, 1995, between Henry Wagner, Jr. and the Company, filed as Exhibit 10.19 to the Form 10-K for the year ended December 31, 1995

        5       Opinion re Legality

        23      Consent of KPMG Peat Marwick LLP

        24 Power of Attorney (contained in the Section prior to the Signature Page filed with this registration statement).

Item 9.         UNDERTAKINGS
______

        (a)     The Company hereby undertakes:

                (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Robert G. Funari, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.

                                 SIGNATURES

                THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth and State of California on December 20, 1996.

                                 SYNCOR INTERNATIONAL CORPORATION


                                    /s/ Haig S. Bagerdjian
                                 By ________________________________
                                    Haig S. Bagerdjian
                                    Senior Vice President,
                                    Secretary and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                             DATE
_________                   _____                             ____



/s/ Monty Fu
__________________________
Monty Fu                    Chairman of the Board             December 20, 1996
                            and Director


/s/ Robert G. Funari
__________________________
Robert G. Funari            President, Chief Executive        December 20, 1996
                            Officer (Principal Executive
                            Officer) and Director


/s/ Michael E. Mikity
__________________________
Michael E. Mikity           Senior Vice President, Chief      December 20, 1996
                            Financial Officer and Treasurer
                            (Principal Financial-Accounting
                            Officer)


/s/ Haig S. Bagerdjian
__________________________
Haig S. Bagerdjian          Senior Vice President             December 20, 1996
                            and Secretary



__________________________
George S. Oki               Director                          December __, 1996



__________________________
Arnold E. Spangler          Director                          December __, 1996



/s/ Steven B. Gerber
__________________________
Steven B. Gerber, M.D.      Director                          December 20, 1996



__________________________
Henry N. Wagner, Jr., M.D.  Director                          December __, 1996



/s/ Gail R. Wilensky
__________________________
Gail R. Wilensky, Ph.D.     Director                         December 20, 1996

                                           INDEX OF EXHIBITS

Exhibit No.                                                           Page No.

     4.1        Stock Certificate of Common Stock of the Company, filed as
                Exhibit 4.1 to the August 26, 1986 Form 10-K, and incorporated herein by reference

     4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer &
                Trust Company, filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference.

     4.3(a) Non-Employee Director 1995 Stock Incentive Award Agreement, 7 dated April 29, 1996, between Steven B. Gerber and the
                Company

     4.3(b) Non-Employee Director 1995 Stock Incentive Award Agreement, 11 dated April 29, 1996, between Gail R. Wilensky and the
                Company

     4.3(c) Non-Employee Director 1995 Stock Incentive Award Agreement, dated January 24, 1995, between Arnold E. Spangler and the Company, filed as Exhibit 10.17 to the Form 10-K for the year ended December 31, 1995

     4.3(d) Non-Employee Director 1995 Stock Incentive Award Agreement, dated January 24, 1995, between George S. Oki and the Company, filed as Exhibit 10.18 to the Form 10-K for the year ended December 31, 1995

     4.3(e) Non-Employee Director 1995 Stock Incentive Award Agreement, dated January 24, 1995, between Henry Wagner, Jr. and the Company, filed as Exhibit 10.19 to the Form 10-K for the year ended December 31, 1995

     5          Opinion re Legality                                         15

     23         Consent of KPMG Peat Marwick LLP                            16

     24 Power of Attorney (contained in section prior to the Signature Page filed with this registration statement)

                                 EXHIBIT 4.3(a)
                                  ______________

                        SYNCOR INTERNATIONAL CORPORATION
                              NON-EMPLOYEE DIRECTOR
                              1995 STOCK INCENTIVE
                                 AWARD AGREEMENT


                 Name of Non-Employee
                 Director ("Participant")          :   Steven B. Gerber

                 Address of Participant            :   137 Homewood Road
                                                       Los Angeles, CA 90049

                 Social Security Number            :   ###-##-####

                 Number of Shares                  :   8,400

                 Exercise Price per Share          :   $10.00

                 Award Date                        :   April 29, 1996

                 Expiration Date                   :   April 29, 2006


                 WHEREAS, pursuant to the Corporation's 1995 Non-Employee Director Stock Incentive Plan (the "Plan"), which is not exempt from the limitation of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of
1934, as amended (the "Exchange Act"), the Participant has been granted a Nonqualified Stock Option (the "Option" or "Award") to purchase shares of Common Stock of the Corporation upon the terms and conditions hereinafter set forth;

                 NOW, THEREFORE, the Participant and the Corporation agree as follows:

                 1.  Grant of Option. The Corporation has granted to the
                     _______________
Participant as a matter of separate inducement and agreement in connection with his or her status as a Non-Employee Director, and not in lieu of any salary or other compensation for his or her services, the right and option to purchase, in accordance with the Plan and on the terms and conditions of the Plan and those hereinafter set forth, all or any part of the number of shares of Common Stock stated above (the "Common Stock") at the price stated above (the "Price"), exercisable from time to time subject to the provisions of this Award Agreement prior to the close of business on the Expiration Date stated above.

                 2.  Exercisability of Option.  Except as otherwise
                     ________________________
provided in the Plan or this Award Agreement, the Option shall become exercisable in full and the Common Stock shall become purchasable twelve months after the Award Date; provided, however, that the Option may not be exercised as to less than 10 shares at any one time unless the number of shares purchased is the total number at the time available for purchase under an installment of the Option. If the Participant does not, in any given installment period, purchase all of the shares which he or she is entitled to purchase in such installment period, the Participant's right to purchase any shares not so purchased shall continue until the Expiration Date, unless theretofore terminated in accordance with the provisions hereof and of the Plan. The Option may be exercised only as to whole shares.

                 3.  Method of Exercise and Payment.  Each exercise of
                     ______________________________
the Option shall be by means of written notice of exercise duly delivered to the Corporation, specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 8 below and payment of the Price.

                 4.  Effect of Termination of Directorship. The Option
                     _____________________________________
and all other rights hereunder, to the extent such rights shall not have been exercised prior thereto, shall terminate on the date the Participant ceases to serve as a director of the Corporation; provided, however, that the Participant may, to the extent the Option shall have become exercisable prior to such date, exercise the Option at any time within (1) up to twelve months after such termination; or (2) up to twelve months after the Participant's death, if the Participant dies while serving as a director of the Corporation or during the period referred to in clause (1) above. During the period after death, the Option may, to the extent exercisable on the date of death (or earlier termination), be exercised by the person or persons to whom the Participant's rights under the Plan and this Award Agreement shall pass by will or by the applicable laws of descent and distribution. Unless sooner terminated pursuant to the Plan, the Option shall expire at the end of the applicable period specified in clauses (1) or (2) above, to the extent not exercised within that period. In no event may the Option be exercised by any person after the Expiration Date.

                 5.  Non-Assignability of Option.  The Option shall not
                     ___________________________
be subject to sale, transfer, pledge, assignment or alienation other than by will or the laws of descent and distribution regardless of any community property or other interest therein of the Participant's spouse or such spouse's successor in interest. In the event that the spouse of the Participant shall have acquired a community property interest in the Option, the Participant, or such transferees, may exercise it on behalf of the spouse of the Participant or such spouse's successor in interest.

                 6.  Acceleration. Upon the occurrence of an Event, as
                     ____________
defined in Syncor's 1990 Master Stock Incentive Plan ("MSIP"), including a Change of Control, the Award shall become immediately exercisable to the full extent theretofore not exercisable unless prior to an Event the Board determines otherwise; subject, however, to compliance with applicable regulatory requirements including without limitation Rule 16b-3 promulgated by the Exchange Act.

                 7.  Participant Not a Shareholder. Neither the
                     _____________________________
Participant nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Corporation as to any shares of Common Stock for which stock certificates have not been actually issued and delivered to him or her. No adjustment will be made for dividends or other rights for which the record date is prior to the date on which such stock certificate or certificates are issued even if such record date is subsequent to the date upon which notice of exercise was delivered and the tender of payment was accepted.

                 8.  Application of Securities Laws.
                     _______________________________

                 a. No shares of Common Stock may be purchased pursuant to the Option unless and until any then applicable requirements of federal and state securities laws and regulations, and any exchanges upon which the Common Stock may be listed, shall have been fully satisfied. The Participant represents. agrees and certifies that:

                           (a) If the Participant exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement relating to the Common Stock issuable upon exercise and available for delivery to him or her a prospectus meeting the requirements of Section 10 of the Securities Act ("Prospectus"), the Participant will acquire the Common Stock issuable upon such exercise for the purpose of investment and not with a view to resale or distribution and that, as a condition to each such exercise, he or she will furnish to the Corporation a written statement to such effect, satisfactory in form and substance to the Corporation; and

                           (b) If and when the Participant proposes to publicly offer or sell the Common Stock issued to him or her upon exercise of the Option, the Participant will notify the Corporation prior to any such offering or sale and will abide by the opinion of counsel to the Corporation as to whether and under what conditions and circumstances, if any, he or she may offer and sell such shares, but such procedure need not be followed if a Prospectus was delivered to the Participant with the shares of Common Stock and the Common Stock was and is listed on a national securities exchange or traded as a National Market System security through the facilities of NASDAQ.

                 b. The Participant understands that the certificates representing the Common Stock acquired pursuant to the Option may bear a legend referring to the foregoing matters and any limitations under the Securities Act and state securities laws with respect to the transfer of such Common Stock, and the Corporation may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of Section 4 above shall be bound by and obligated under the provisions of this Section 9 to the same extent as is the Participant.

                 c. The Board of Directors of the Corporation may impose such conditions on an Award or on its exercise or acceleration or on the payment of any withholding obligation
(including without limitation restricting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3
(or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

                 9.  Notices.  Any notice to be given to the Corporation
                     _______
under the terms of the Award Agreement or pursuant to the Plan shall be in writing and addressed to the Secretary of the Corporation at its principal office and any notice to be given to the Participant shall be addressed to him or her at the address stated above, or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited
(postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

                 10.  Tax Withholding.  The provisions of Section 6.6 of
                      _______________
the MSIP are hereby incorporated and shall govern any withholding that the Corporation is required to make with respect to an exercise of the Option, as well as the Corporation's right to condition a transfer of Common Stock upon compliance with the applicable withholding requirements of federal, state and local authorities.

                 11.  Law Applicable to Construction.  The interpretation,
                      ______________________________
performance and enforcement of the Award and this Award Agreement shall be governed by the laws of the State of Delaware.

                 IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the Award
Date.

COMPANY:                                   OPTIONEE:
SYNCOR INTERNATIONAL CORPORATION
a Delaware corporation



By: /s/ Gene R. McGrevin                   /s/ Steven B. Gerber
    ____________________________           _______________________
    Gene R. McGrevin                       Steven B. Gerber
    Chief Executive Officer


Date:  4/29/96                             Date:  4/29/96


                             CONSENT OF SPOUSE
                             _________________

                 I join with my spouse, the Participant herein named, in executing the foregoing Non-Employee Director Stock Option Award
Agreement and agree to be bound by all of the terms and provisions thereof and of the Plan.


                      _________________________________
                      Signature of Participant's Spouse

                                EXHIBIT 4.3(b)
                                 ______________

                        SYNCOR INTERNATIONAL CORPORATION
                              NON-EMPLOYEE DIRECTOR
                              1995 STOCK INCENTIVE
                                AWARD AGREEMENT


          Name of Non-Employee
          Director ("Participant")    :   Gail R. Wilensky

          Address of Participant      :   Project Hope
                                          7500 Old Georgetown Road,
                                          Ste. 600
                                          Bethesda, MD 20814

          Social Security Number      :   ###-##-####

          Number of Shares            :   12,400

          Exercise Price per Share    :   $10.00

          Award Date                  :   April 29, 1996

          Expiration Date             :   April 29, 2006


                 WHEREAS, pursuant to the Corporation's 1995 Non-Employee Director Stock Incentive Plan (the "Plan"), which is not exempt from the limitation of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of
1934, as amended (the "Exchange Act"), the Participant has been granted a Nonqualified Stock Option (the "Option" or "Award") to purchase shares of Common Stock of the Corporation upon the terms and conditions hereinafter set forth;

                 NOW, THEREFORE, the Participant and the Corporation agree as follows:

                 1.  Grant of Option.  The Corporation has granted to the
                     _______________
Participant as a matter of separate inducement and agreement in connection with his or her status as a Non-Employee Director, and not in lieu of any salary or other compensation for his or her services, the right and option to purchase, in accordance with the Plan and on the terms and conditions of the Plan and those hereinafter set forth, all or any part of the number of shares of Common Stock stated above (the "Common Stock") at the price stated above (the "Price"), exercisable from time to time subject to the provisions of this Award Agreement prior to the close of business on the Expiration Date stated above.

                 2.  Exercisability of Option.  Except as otherwise
                     ________________________
provided in the Plan or this Award Agreement, the Option shall become exercisable in full and the Common Stock shall become purchasable twelve months after the Award Date; provided, however, that the Option may not be exercised as to less than 10 shares at any one time unless the number of shares purchased is the total number at the time available for purchase under an installment of the Option. If the Participant does not, in any given installment period, purchase all of the shares which he or she is entitled to purchase in such installment period, the Participant's right to purchase any shares not so purchased shall continue until the Expiration Date, unless theretofore terminated in accordance with the provisions hereof and of the Plan. The Option may be exercised only as to whole shares.

                 3.  Method of Exercise and Payment.  Each exercise of
                     ______________________________
the Option shall be by means of written notice of exercise duly delivered to the Corporation, specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 8 below and payment of the Price.

                 4.  Effect of Termination of Directorship.  The Option
                     _____________________________________
and all other rights hereunder, to the extent such rights shall not have been exercised prior thereto, shall terminate on the date the Participant ceases to serve as a director of the Corporation;
provided, however, that the Participant may, to the extent the Option shall have become exercisable prior to such date, exercise the Option at any time within (1) up to twelve months after such termination; or (2) up to twelve months after the Participant's death, if the Participant dies while serving as a director of the Corporation or during the period referred to in clause (1) above. During the period after death, the Option may, to the extent exercisable on the date of death (or earlier termination), be exercised by the person or persons to whom the Participant's rights under the Plan and this Award Agreement shall pass by will or by the applicable laws of descent and distribution. Unless sooner terminated pursuant to the Plan, the Option shall expire at the end of the applicable period specified in clauses (1) or (2) above, to the extent not exercised within that period. In no event may the Option be exercised by any person after the Expiration Date.

                 5.  Non-Assignability of Option.  The Option shall not
                     ___________________________
be subject to sale, transfer, pledge, assignment or alienation other than by will or the laws of descent and distribution regardless of any community property or other interest therein of the Participant's spouse or such spouse's successor in interest. In the event that the spouse of the Participant shall have acquired a community property interest in the Option, the Participant, or such transferees, may exercise it on behalf of the spouse of the Participant or such spouse's successor in interest.

                 6.  Acceleration.  Upon the occurrence of an Event, as
                     ____________
defined in Syncor's 1990 Master Stock Incentive Plan ("MSIP"), including a Change of Control, the Award shall become immediately exercisable to the full extent theretofore not exercisable unless prior to an Event the Board determines otherwise; subject, however, to compliance with applicable regulatory requirements including without limitation Rule 16b-3 promulgated by the Exchange Act.

                 7.  Participant Not a Shareholder.  Neither the
                     _____________________________
Participant nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Corporation as to any shares of Common Stock for which stock certificates have not been actually issued and delivered to him or her. No adjustment will be made for dividends or other rights for which the record date is prior to the date on which such stock certificate or certificates are issued even if such record date is subsequent to the date upon which notice of exercise was delivered and the tender of payment was accepted.

                 8.  Application of Securities Laws.
                     _______________________________

                 a. No shares of Common Stock may be purchased pursuant to the Option unless and until any then applicable requirements of federal and state securities laws and regulations, and any exchanges upon which the Common Stock may be listed, shall have been fully satisfied. The Participant represents. agrees and certifies that:

                           (a) If the Participant exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement relating to the Common Stock issuable upon exercise and available for delivery to him or her a prospectus meeting the requirements of Section 10 of the Securities Act ("Prospectus"), the Participant will acquire the Common Stock issuable upon such exercise for the purpose of investment and not with a view to resale or distribution and that, as a condition to each such exercise, he or she will furnish to the Corporation a written statement to such effect, satisfactory in form and substance to the Corporation; and

                           (b) If and when the Participant proposes to publicly offer or sell the Common Stock issued to him or her upon exercise of the Option, the Participant will notify the Corporation prior to any such offering or sale and will abide by the opinion of counsel to the Corporation as to whether and under what conditions and circumstances, if any, he or she may offer and sell such shares, but such procedure need not be followed if a Prospectus was delivered to the Participant with the shares of Common Stock and the Common Stock was and is listed on a national securities exchange or traded as a National Market System security through the facilities of NASDAQ.

                 b. The Participant understands that the certificates representing the Common Stock acquired pursuant to the Option may bear a legend referring to the foregoing matters and any limitations under the Securities Act and state securities laws with respect to the transfer of such Common Stock, and the Corporation may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of Section 4 above shall be bound by and obligated under the provisions of this Section 9 to the same extent as is the Participant.

                 c. The Board of Directors of the Corporation may impose such conditions on an Award or on its exercise or acceleration or on the payment of any withholding obligation
(including without limitation restricting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3
(or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

                 9.  Notices.  Any notice to be given to the Corporation
                     _______
under the terms of the Award Agreement or pursuant to the Plan shall be in writing and addressed to the Secretary of the Corporation at its principal office and any notice to be given to the Participant shall be addressed to him or her at the address stated above, or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited
(postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

                 10.  Tax Withholding.  The provisions of Section 6.6 of
                      _______________
the MSIP are hereby incorporated and shall govern any withholding that the Corporation is required to make with respect to an exercise of the Option, as well as the Corporation's right to condition a transfer of Common Stock upon compliance with the applicable withholding requirements of federal, state and local authorities.

                 11.  Law Applicable to Construction.  The interpretation,
                      ______________________________
performance and enforcement of the Award and this Award Agreement shall be governed by the laws of the State of Delaware.

                 IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the Award
Date.

COMPANY:                                    OPTIONEE:
SYNCOR INTERNATIONAL CORPORATION
a Delaware corporation



By: /s/ Gene R. McGrevin                   /s/ Gail R. Wilensky
    ____________________________           _______________________
    Gene R. McGrevin                       Gail R. Wilensky
    Chief Executive Officer


Date:  4/29/96                             Date:  4/29/96





                            CONSENT OF SPOUSE
                            _________________

                 I join with my spouse, the Participant herein named, in executing the foregoing Non-Employee Director Stock Option Award
Agreement and agree to be bound by all of the terms and provisions thereof and of the Plan.


                      _________________________________
                      Signature of Participant's Spouse

                                  EXHIBIT 5
                                   _________

                        SYNCOR INTERNATIONAL CORPORATION

December 20, 1996

Syncor International Corporation
20001 Prairie Street
Chatsworth, CA 91311

Re:  Syncor International Corporation
     Registration Statement on Form S-8
     __________________________________

Gentlemen:

I have been requested to render this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Syncor International Corporation, a Delaware corporation (the "Corporation"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 45,800 shares of Common Stock, $0.05 par value (the "Common Stock"), of the Corporation underlying the options granted to non-employee directors of the Corporation pursuant to certain Non-Employee Director 1995 Stock Incentive Award Agreements.

As counsel to the Corporation, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Corporation, as amended to date, and the minutes of the proceedings of the Corporation's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Corporation, made such inquiries of officers of the Corporation, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Common Stock has been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

This opinion is being furnished to you solely in connection with the Registration Statement. I hereby consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration
Statement.

Very truly yours,



/s/ Haig S. Bagerdjian
______________________
Haig S. Bagerdjian
Senior Vice President, Secretary and General Counsel

                                EXHIBIT 23
                                __________

                       INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Syncor International Corporation


We consent to the use of our report dated March 8, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of Syncor International Corporation, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, the seven-month period ended December 31, 1993, and the year ended May 31, 1993, and the related schedule. Our report refers to a change in the method of accounting for income taxes.


                                      /s/ KPMG Peat Marwick LLP
                                      _____________________________
                                      KPMG PEAT MARWICK LLP




Los Angeles, California
December 20, 1996